Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Second Quarter of Fiscal Year 2019

•	Year-over-year growth in revenue, gross margin, and operating profit

•	Well-positioned for future growth through further penetration of untreated sleep apnea and expanding portfolio in respiratory care and software as a service

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. EST today at http://investor.resmed.com

SAN DIEGO, January 24, 2019 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading connected health company, today announced results for its quarter ended December 31, 2018.

Second Quarter 2019 Highlights

•	Revenue increased 8% to $651.1 million; up 9% on a constant currency basis

•	Gross Margin expanded 70bps to 58.9%

•	Net operating profit increased 8%; non-GAAP operating profit up 15%

•	GAAP diluted earnings per share of $0.86; non-GAAP diluted earnings per share of $1.00

“We had a solid quarter with top-line growth and gross margin expansion, as well as continued fiscal discipline to drive leverage and improved operating profit”, said Mick Farrell, ResMed’s CEO. “Our new AirFit F30 and AirFit N30i masks have been launched in many markets, and mask sales are growing well globally. During the quarter we further expanded our software and device ecosystems, through the acquisitions of MatrixCare and Propeller Health, to provide digital health solutions to millions more people worldwide. We are empowering people to live healthier and happier lives where they live, and we are doing this by providing innovative software, services, and solutions to improve outcomes, create efficiencies, and reduce overall healthcare system costs.”

RMD Second Quarter 2019 Earnings Press Release – Jan. 24, 2019	Page 2 of 9

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	December 31, 2018	December 31, 2017	% Change	Constant Currency (A)
Revenue	$651.1	$601.3	8%	9%
Gross margin	58.9%	58.2%	1
Selling, general and administrative expenses	161.6	151.8	6	8
Research and development expenses	43.1	40.6	6	9
Income from operations	157.1	146.0	8
Non-GAAP income from operations	181.1	157.3	15
Net income	124.6	9.5	1,208
Non-GAAP net income	144.5	143.8	0
Diluted earnings per share	$0.86	$0.07	1,129
Non-GAAP diluted earnings per share	$1.00	$1.00	—

	Six Months Ended
	December 31, 2018	December 31, 2017	% Change	Constant Currency (A)
Revenue	$1,239.4	$1,124.9	10%	11%
Gross margin	58.6%	58.3%	1
Selling, general and administrative expenses	308.9	295.7	4	6
Research and development expenses	81.9	78.1	5	9
Income from operations	301.2	258.6	16
Non-GAAP income from operations	338.1	281.7	20
Net income	230.4	95.7	141
Non-GAAP net income	260.7	238.0	10
Diluted earnings per share	$1.60	$0.67	139
Non-GAAP diluted earnings per share	$1.81	$1.66	9

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis”, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Discussion of Second Quarter Results

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 9 percent compared to the prior year period, driven by strong sales across our mask and device product portfolios.

•

Revenue in combined Europe, Asia and other markets grew by 1 percent on a constant currency basis compared to the same period of the prior year. Mask sales were strong across these markets. As expected, device sales in France and Japan were impacted as customers completed their connected device upgrade programs. Device sales outside France and Japan grew well.

•

Software as a Service revenue increased by 63 percent, compared to the prior year period, due to continued growth in our Brightree service offerings and incremental contribution from the acquisition of MatrixCare, which closed in the second quarter and HEALTHCAREfirst, which closed in the first quarter.

•

Gross margin expanded by 70 basis points over the prior year period, primarily due to benefits from manufacturing and procurement efficiencies, product mix changes and higher margin contribution from MatrixCare, partially offset by declines in average selling prices.

RMD Second Quarter 2019 Earnings Press Release – Jan. 24, 2019	Page 3 of 9

•

Selling, general and administrative expenses increased by 6 percent compared to the prior year period, or by 8 percent on a constant currency basis. Excluding the impact of recent acquisitions, selling, general and administrative expenses increased by 4 percent on a constant currency basis. SG&A expenses improved to 24.8 percent of revenue in the quarter, compared with 25.2 percent in the same period of the prior year.

•	Income from operations increased by 8 percent and non-GAAP income from operations increased by 15 percent compared to the prior year period.

•

Net income increased by 1,208 percent, predominantly attributable to the one-time transition tax recognized in the prior year quarter, and non-GAAP net income remained stable compared to the prior year period. Non-GAAP measures adjust for amortization of acquired intangibles, MatrixCare deferred revenue, acquisition-related expenses, and the impact of U.S. tax reform.

•

GAAP diluted earnings per share increased by 1,129 percent, predominantly attributable to the one-time transition tax recognized in the prior year quarter, and non-GAAP diluted earnings per share remained stable compared with the same period of the prior year.

•	Cash flow from operations for the quarter was $129.5 million, compared to net income in the current quarter of $124.6 million. During the quarter we paid $52.8 million in dividends.

Other Business and Operational Highlights

•

Completed the acquisition of MatrixCare, a leader in software solutions for more than 15,000 providers across skilled nursing, life plan communities, senior living and private duty, for consideration of $750.0 million.

•

Commenced the previously announced joint venture with Verily, combining ResMed’s expertise in sleep apnea and Verily’s advanced health data analytics technologies, to study the health and financial impacts of undiagnosed and untreated sleep apnea, and to develop software solutions that enable healthcare providers to more efficiently identify, diagnose, treat and manage individuals with sleep apnea and other breathing-related sleep disorders.

•

Announced the acquisition of Propeller Health, a digital therapeutics company providing connected health solutions for people living with chronic obstructive pulmonary disease (COPD) and asthma, for $225.0 million. The transaction closed on January 7, 2019.

•

Through Brightree, acquired Apacheta Corporation, a cloud-based software as a service provider offering mobile applications that empower companies to automate and streamline processes in route sales, field marketing, pick-up and delivery, transportation, and field services.

•

Named one of America’s top 100 corporate citizens for the third straight year by Forbes and JUST Capital. ResMed ranked #18 out of 890 large publicly traded U.S. companies, and #1 out of 32 “Health Care Equipment & Services” companies.

Share repurchase program

We have temporarily suspended our repurchase program due to recent acquisitions. Accordingly, we did not repurchase any shares during the three months ended December 31, 2018.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.37 per share. The dividend will have a record date of February 7, 2019, payable on March 14, 2019. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 6, 2019 for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from February 6, 2019 through February 7, 2019, inclusive.

RMD Second Quarter 2019 Earnings Press Release – Jan. 24, 2019	Page 4 of 9

Webcast details

ResMed will discuss its second quarter fiscal year 2019 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q2 2019 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on our website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 800-585-8367 (U.S.) or +1 416-621-4642 (outside U.S.), and entering the passcode 6179558. The telephone replay will be available until February 7, 2019.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our cloud-connected medical devices transform care for people with sleep apnea, COPD and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease and lower costs for consumers and healthcare systems in more than 120 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Second Quarter 2019 Earnings Press Release – Jan. 24, 2019	Page 5 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net revenue	$651,100	$601,273	$1,239,380	$1,124,932
Cost of sales	267,369	251,481	512,556	469,535

Gross profit	$383,731	$349,792	$726,824	$655,397

Operating expenses:
Selling, general and administrative	161,579	151,816	308,881	295,666
Research and development	43,111	40,643	81,902	78,058
Amortization of acquired intangible assets (1)	15,840	11,317	28,707	23,099
Acquisition related expenses (1)	6,123	—	6,123	—

Total operating expenses	$226,653	$203,776	$425,613	$396,823
Income from operations (1)	157,078	146,016	301,211	258,574

Other income (expenses), net:
Interest income (expense), net	$(6,809)	$(2,791)	$(9,595)	$(5,706)
Other, net	(621)	(1,460)	(3,086)	(2,618)

Total other income (expenses), net	(7,430)	(4,251)	(12,681)	(8,324)

Income before income taxes	$149,648	$141,765	$288,530	$250,250
Income taxes	21,634	132,238	54,778	154,599
Loss attributable to equity method investments	3,375	—	3,375	—

Net income	$124,639	$9,527	$230,377	$95,651

Basic earnings per share	$0.87	$0.07	$1.61	$0.67
Diluted earnings per share	$0.86	$0.07	$1.60	$0.67
Non-GAAP diluted earnings per share (1)	$1.00	$1.00	$1.81	$1.66

Basic shares outstanding	142,923	142,715	142,796	142,511
Diluted shares outstanding	144,349	143,855	144,418	143,757

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Second Quarter 2019 Earnings Press Release – Jan. 24, 2019	Page 6 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	December 31, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$149,468	$188,701
Accounts receivable, net	477,191	483,681
Inventories	296,511	268,701
Prepayments and other current assets	140,369	124,634

Total current assets	$1,063,539	$1,065,717
Non-current assets:
Property, plant and equipment, net	$381,505	$386,550
Goodwill and other intangibles, net	2,243,971	1,284,128
Deferred income taxes and other non-current assets	170,801	327,528

Total non-current assets	$2,796,277	$1,998,206

Total assets	$3,859,816	$3,063,923

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$110,335	$92,723
Accrued expenses	191,564	185,805
Deferred revenue	72,685	60,828
Income taxes payable	49,881	160,427
Short-term debt	11,978	11,466

Total current liabilities	$436,443	$511,249
Non-current liabilities:
Deferred revenue	$76,773	$71,596
Deferred income taxes	79,057	13,084
Other long term liabilities	—	924
Long-term debt	1,185,500	269,988
Long-term income taxes payable	125,999	138,102

Total non-current liabilities	$1,467,329	$493,694

Total liabilities	$1,903,772	$1,004,943

STOCKHOLDERS’ EQUITY:
Common stock	$573	$571
Additional paid-in capital	1,460,705	1,450,821
Retained earnings	2,368,339	2,432,328
Treasury stock	(1,623,256)	(1,600,412)
Accumulated other comprehensive income	(250,317)	(224,328)

Total stockholders’ equity	$1,956,044	$2,058,980

Total liabilities and stockholders’ equity	$3,859,816	$3,063,923

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RMD Second Quarter 2019 Earnings Press Release – Jan. 24, 2019	Page 7 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Six Months Ended
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net income	$230,377	$95,651
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	66,453	58,945
Loss attributable to equity method investments	3,375	—
Stock-based compensation costs	25,011	23,958
Impairment of equity investments	2,959	2,254
Changes in fair value of business combination contingent consideration	(272)	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	32,366	(26,145)
Inventories, net	(30,570)	(20,760)
Prepaid expenses, net deferred income taxes and other current assets	(26,922)	(2,858)
Accounts payable, accrued expenses and other	(125,190)	95,489

Net cash provided by operating activities	$177,587	$226,534
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,425)	(32,000)
Patent registration costs	(4,643)	(4,624)
Business acquisitions, net of cash acquired	(739,249)	—
Purchases of cost-method investments	(2,967)	(3,725)
Purchases of equity-method investments	(25,000)	—
Proceeds / (Payments) on maturity of foreign currency contracts	(3,127)	(3,330)

Net cash used in investing activities	$(806,411)	$(43,679)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	12,784	20,440
Taxes paid related to net share settlement of equity awards	(27,340)	(13,853)
Purchases of treasury stock	(22,844)	(8,541)
Payment of business combination contingent consideration	(430)	—
Proceeds from borrowings, net of borrowing costs	1,091,230	50,000
Repayment of borrowings	(352,798)	(110,000)
Dividends paid	(105,567)	(99,553)

Net cash (used in) / provided by financing activities	$595,035	$(161,507)

Effect of exchange rate changes on cash	$(5,444)	$15,616

Net increase / (decrease) in cash and cash equivalents	(39,233)	36,964
Cash and cash equivalents at beginning of period	188,701	821,935

Cash and cash equivalents at end of period	$149,468	$858,899

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RMD Second Quarter 2019 Earnings Press Release – Jan. 24, 2019	Page 8 of 9

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measure, “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Six Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP income from operations	$157,078	$146,016	$301,211	$258,574
Amortization of acquired intangible assets (A)	15,840	11,317	28,707	23,099
Deferred revenue fair value adjustment (A)	2,029	—	2,029	—
Acquisition related expenses (A)	6,123	—	6,123	—

Non-GAAP income from operations	$181,070	$157,333	$338,070	$281,673

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Six Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP net income	$124,639	$9,527	$230,377	$95,651
Amortization of acquired intangible assets, net of tax (A)	12,271	7,697	22,258	15,710
Deferred revenue fair value adjustment (A)	1,554	—	1,554	—
Acquisition related expenses (A)	5,362	—	5,362	—
U.S. tax reform transition impact (A)	644	119,880	1,178	119,880
U.S. tax reform impact on deferred taxes (A)	—	6,723	—	6,723

Non-GAAP net income (A)	$144,470	$143,827	$260,729	$237,964

Diluted shares outstanding	144,349	143,855	144,418	143,757
GAAP diluted earnings per share	$0.86	$0.07	$1.60	$0.67
Non-GAAP diluted earnings per share (A)	$1.00	$1.00	$1.81	$1.66

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, deferred revenue fair value adjustment, acquisition-related expenses, and the impact of U.S. tax reform on income tax expense from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Second Quarter 2019 Earnings Press Release – Jan. 24, 2019	Page 9 of 9

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	December 31, 2018	December 31, 2017	% Change	Constant Currency (A)
U.S., Canada and Latin America
Devices	$186.5	$173.7	7%
Masks	172.0	155.5	11

Total Sleep and Respiratory Care	$358.5	$329.2	9
Software as a Service	63.2	38.7	63

Total	$421.7	$367.9	15

Combined Europe, Asia and other markets
Devices	$156.2	$163.3	-4%	-2%
Masks	73.2	70.1	4	8

Total Sleep and Respiratory Care	$229.4	$233.4	-2	1

Global revenue
Devices	$342.7	$337.0	2%	3%
Masks	245.2	225.6	9	10

Total Sleep and Respiratory Care	$587.9	$562.6	4	6
Software as a Service	63.2	38.7	63	63

Total	$651.1	$601.3	8	9

	Six Months Ended
	December 31, 2018	December 31, 2017	% Change	Constant Currency Growth (A)
U.S., Canada and Latin America
Devices	$358.9	$331.6	8%
Masks	326.1	294.2	11

Total Sleep and Respiratory Care	$685.0	$625.8	9
Software as a Service	110.7	76.8	44

Total	$795.7	$702.6	13

Combined Europe, Asia and other markets
Devices	$307.9	$291.6	6%	8%
Masks	135.8	130.7	4	7

Total Sleep and Respiratory Care	$443.7	$422.3	5	8

Global revenue
Devices	$666.8	$623.2	7%	8%
Masks	461.9	424.9	9	10

Total Sleep and Respiratory Care	$1,128.7	$1,048.1	8	9
Software as a Service	110.7	76.8	44	44

Total	$1,239.4	$1,124.9	10	11

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis”, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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